UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Black Knight, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 10, 2020

The following Notice of Change of Location relates to the proxy statement of Black Knight, Inc. (Black Knight or the Company) dated April 27, 2020, furnished to the holders of Black Knight common stock in connection with the solicitation of proxies by the Black Knight board of directors for use at the Annual Meeting of Shareholders (the Annual Meeting) to be held on Wednesday, June 10, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 28, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Notice of Change of Location of Annual Meeting of Shareholders

to be held on June 10, 2020

Black Knight, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Dear Shareholder:

In response to continued public health precautions regarding in-person gatherings as a result of COVID-19, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Black Knight, Inc., to be held on June 10, 2020 at 11:00 a.m. Eastern Time, has been changed to a virtual-only meeting format, instead of an in-person meeting at our headquarters in Jacksonville, Florida.

VIRTUAL ANNUAL MEETING PARTICIPATION AND GUIDELINES

As described in the previously distributed proxy materials for the Annual Meeting, holders of record of Black Knight’s common stock as of the close of business on April 13, 2020, the record date, are entitled to participate in the Annual Meeting, including to vote their shares.

To be admitted to the virtual-only Annual Meeting with the ability to vote, shareholders will need to visit www.virtualshareholdermeeting.com/BKI2020 and enter their unique 16-digit voting control number. This voting control number can be found on the Voting Instruction Form, Notice of Internet Availability, Proxy Materials or email. Those without a control number may attend as guests of the meeting but will not have the option to vote their shares or otherwise participate in the Annual Meeting. Shareholders are encouraged to log into www.virtualshareholdermeeting.com/BKI2020 and check-in to the webcast up to 10 minutes before the virtual Annual Meeting’s start time.

All participants in the virtual Annual Meeting should reference the meeting rules of conduct. These rules will be posted to the Investors page of Black Knight’s website at www.BlackKnightInc.com.

Whether or not you plan to attend the virtual Annual Meeting, we encourage you to submit your vote in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the virtual Annual Meeting.

By order of the Board of Directors,

Colleen E. Haley

Corporate Secretary

May 28, 2020

Access to the Annual Meeting on June 10, 2020 at 11:00 a.m. Eastern Time is available at www.virtualshareholdermeeting.com/BKI2020. Black Knight’s 2019 Annual Report and 2020 Proxy Statement are available on the Investors page of our website at www.BlackKnightInc.com. Additionally, you may access our proxy materials at www.proxyvote.com.